EXHIBIT 10.1

EAGLE MATERIALS INC.

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Time Vesting)

Eagle Materials Inc., a Delaware corporation (the “Company”), and (the “Grantee”) hereby enter into this Restricted Stock Unit Award Agreement (this “Agreement”) in order to set forth the terms and conditions of the Company’s award to the Grantee on May 21, 2026 (the “Award Date”).

1.
Award. The Company hereby awards to the Grantee Restricted Stock Units (this “Award”) on the terms and subject to the conditions contained in this Agreement. The term “RSUs” as used in this Agreement refers only to the Restricted Stock Units awarded to the Grantee under this Agreement.
2.
Relationship to the Plan. This Award shall be subject to the terms and conditions of the Eagle Materials Inc. 2023 Equity Incentive Plan (as may be amended from time to time, the “Plan”), this Agreement and such administrative interpretations of the Plan, if any, as may be in effect on the date of this Agreement or thereafter. Except as defined herein, capitalized terms shall have the meanings ascribed to them under the Plan. For purposes of this Agreement:
(a)
“Disability” shall mean a disability of the Grantee as determined by the Board.
(b)
“Retirement” shall mean the retirement of the Grantee as approved by the Board.
(c)
“Vesting Period” shall mean the period commencing on the Award Date and ending on March 31, 2029.
3.
Vesting.
(a)
Vesting Criteria. The Grantee’s interest in the RSUs shall vest on the dates designated (each, a “Vesting Date”) in accordance with the following vesting schedule:

Vesting Date	RSUs
May 21, 2027
March 31, 2028
March 31, 2029
Total

(b)
Shares Payable. On a Vesting Date, the number of RSUs indicated in the table above will vest and be converted into shares of Common Stock on a one-for-one basis. The resulting shares of Common Stock will be issued to the Grantee promptly, and in any event within 60 days, following the Vesting Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, settle this Award or portion thereof in the form of a cash payment equal in the value of the shares of Common Stock that would otherwise be payable hereunder.
(c)
Forfeiture. Subject to Section 4, the Grantee must be in continuous service as an Employee or, if applicable, as a Non-Employee Director for purposes of Section 1.4 of the Plan (“Continuous Service”) from the Award Date through the applicable Vesting Date for the applicable unvested RSUs to become vested. Subject to Section 4, the termination of such Continuous Service prior to a Vesting Date shall cause all unvested RSUs to be automatically forfeited as of the date of such termination of Continuous Service.
4.
Change in Control; Death, Disability or Retirement.

(a) Change in Control. Notwithstanding Section 3, if the Grantee has been in Continuous Service from the Award Date through the occurrence of a Change in Control, then, in the event of the occurrence of such a Change in Control, any vesting of the RSUs will remain subject to the applicable provisions of the Plan, including, but not limited to, Sections 1.3 and 5.8 thereof.

(b) Death, Disability or Retirement. Notwithstanding Section 3(c), in the event the Grantee’s Continuous Service terminates by reason of death, Disability or Retirement, then subject to the restrictive covenants in Section 11, as applicable, any then-unvested RSUs (and any related dividend equivalents described in Section 5) not previously forfeited shall remain eligible to vest pursuant to Section 3 on the applicable Vesting Date as if the Grantee had remained in such Continuous Service following such termination.

5.
Dividend Equivalents. Subject to the vesting of the Restricted Stock Units in accordance with this Agreement, the Grantee shall be entitled to earn dividend equivalent Restricted Stock Units as follows and pursuant to this Section 5. As and when a dividend payment is made with respect to a share of Common Stock, such dividend payment shall be multiplied by, as applicable, the number of the (a) then-outstanding Restricted Sock Units awarded under this Agreement, or (b) Deemed RSUs (as defined below) that are then in effect under this Section 5 (i.e., immediately prior to such dividend payment); provided that the record date for such dividend payment occurs on or after the Award Date. Immediately thereafter, (i) the resulting amount that is determined pursuant to the preceding sentence shall be credited to a book entry account on behalf of the Grantee, and (ii) the amount of such book entry account shall be deemed to be reinvested in shares of Common Stock based on the then-Fair Market Value of such Common Stock (“Reinvested Shares”). At such time, (x) the number of such Reinvested Shares shall be deemed to be held by the Grantee in the form of additional Restricted Stock Units under this Agreement (i.e., as dividend equivalent Restricted Stock Units), and (y) the then-outstanding number of Restricted Stock Units under this Agreement shall be deemed to be increased by the number of such additional Restricted Stock Units (as increased, the “Deemed RSUs”). For purposes of the preceding sentence, the number of such additional Restricted Stock Units shall be equal to the number of Reinvested Shares on a one-for-one basis. For the avoidance of doubt, any such dividend equivalent Restricted Stock Units shall be subject to the same vesting and forfeiture conditions that apply to then-outstanding Restricted Stock Units originally awarded under this Agreement. The number of dividend equivalent Restricted Stock Units that become vested in accordance with this Agreement shall be converted into shares of Common Stock on a one-for-one basis and issued to the Grantee at the time shares of Common Stock are issued to the Grantee in accordance with, and subject to, Section 3(b).

6.
Corporate Events. If, from time to time prior to the issuance of shares of Common Stock under Section 3(b), there is any equity restructuring affecting the outstanding Common Stock that causes the per share value of Common Stock to change, the RSUs and other applicable terms of this Award shall be adjusted in accordance with the provisions of Section 5.7 of the Plan. Any and all new, substituted or additional securities to which the Grantee may be entitled by reason of this Award because of an equity restructuring shall be immediately subject to the restrictions set forth herein (as may be modified pursuant to this Agreement) and included thereafter as RSUs for purposes of this Agreement.
7.
Issuance of Shares. The Company shall not be obligated to issue any shares of Common Stock if counsel to the Company determines that such issuance would violate any applicable law or any rule or regulations of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance of shares of Common Stock to comply with any such law, rule, regulations or agreement.
8.
Shareholder Rights. The Grantee shall have no rights of a shareholder with respect to shares of Common Stock subject to this Award unless and until such time as this Award has been paid pursuant to Section 3 and shares of Common Stock have been issued to the Grantee.
9.
Stock Certificates. Certificates or other evidences of or representing the Common Stock issued pursuant to this Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued or issuable pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 9 have been complied with.
10.
Tax Consequences; Withholding of Taxes. The Grantee acknowledges that the Grantee has reviewed, or has had the opportunity to review, with the Grantee’s own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. No shares of Common Stock that may be acquired hereunder shall be issued in respect of the Grantee unless the withholding obligation under applicable tax laws or regulations imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award; provided that the Grantee, in his or her sole discretion, may elect to surrender, or direct the Company to withhold from the vested RSUs and dividend equivalent Restricted Stock Units, shares of Common Stock in such number as necessary to satisfy the tax withholding obligation. In addition, the Grantee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Grantee in connection with the settlement of the RSUs hereunder by delivering cash, check or cash equivalents. The Grantee must make the foregoing election on or before the date that the amount of tax to be withheld is determined.
11.
Restrictive Covenants. The Grantee acknowledges and agrees that the restrictions in this Section 11 are necessary to protect the goodwill of the Company and the Confidential Information (as defined below) provided by the Company to the Grantee pursuant to this Agreement or otherwise.

(a) Confidential Information. The Grantee acknowledges that, by virtue of his or her service to the Company and any of its affiliates either as an Employee or if applicable, as a Non-Employee Director, the Company has provided and promises to provide the Grantee with Confidential Information (as defined below). The Grantee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by the Grantee during the Grantee’s service to the Company or any of its affiliates either as an Employee or if applicable, as a Non-Employee Director, and which shall not be or become public knowledge (other than by acts by the Grantee or representatives of the Grantee in violation of this Agreement) (“Confidential Information”). After termination of the Grantee’s employment with the Company, the Grantee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by it. In accordance with the Defend Trade Secrets Act of 2016, the Grantee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, nothing in this Agreement shall limit the Grantee’s ability to communicate with any government agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information. Nothing in this Agreement shall be construed to prohibit Employee from engaging in protected concerted activity under the National Labor Relations Act for the purpose of collective bargaining or other mutual aid or protection, including, without limitation, (A) making disclosures concerning this Agreement in aid of such concerted activities; (B) filing unfair labor practice charges; (C) assisting others who are filing such charges; and (D) cooperating with the investigative process of the National Labor Relations Board or other government agencies.

(b) Non-Competition. During the Vesting Period, in order to protect all Confidential Information, the Grantee agrees that to the fullest extent permitted by law, the Grantee shall not engage or be engaged in any aspect whatsoever of any of the following lines of business: (i) the production (including any associated mining), distribution, marketing or sale of cement (including Portland cement, oil well cement and blended cements), slag, slag cement, masonry cement, fly-ash, pozzolan or clinker; (ii) the production, distribution or marketing of readymix concrete; (iii) the mining, extraction, production or marketing of crushed stone, sand, gravel and aggregates; (iv) the production (including any associated mining), distribution, marketing or sale of gypsum wallboard; (v) the production, distribution, marketing or sale of recycled paperboard; or (vi) any other line of business engaged in by the Company or any of its affiliates (each a “Line of Business”), either directly or indirectly as an individual, or as an employee, associate, partner, stockholder, consultant, owner, manager, agent or otherwise or by means of any corporate or other device, either on his or her own behalf in the

Restricted Areas (as defined below) or on behalf of others who are engaged in any Line of Business (either directly or through an affiliate (including by virtue of having an affiliate in the Restricted Areas)) in the Restricted Areas; provided, that, notwithstanding the foregoing, the Grantee may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (B) the Grantee is not a controlling person of, or a member of a group which controls, such entity, and (C) the Grantee does not, directly or indirectly, own 1% or more of any class of securities of such entity. The “Restricted Areas” are, specific to each Line of Business, the geographic areas in which the Company or any of its affiliates engages in the following activities for such Line of Business: (x) operates a manufacturing facility or other facility engaged in business operations; (y) engages in the distribution or sale of its products; or (z) is actively pursuing a strategic initiative (including a merger, acquisition or business expansion) that would reasonably be expected to result in the Company or any of its affiliates engaging in the activities described in clause (x) or (y) above, of which (in the case of this clause (z)) the Company has informed the Grantee or in respect of which the Grantee has performed any services.

(c) Non-Solicitation. During the Vesting Period, the Grantee will not, directly or indirectly, in any manner (i) (x) solicit or attempt to solicit any individual that is an employee of the Company or its affiliates (“Employee”), (y) encourage any person (other than the Company) to solicit any Employee, or (z) otherwise encourage any Employee to discontinue his or her employment with the Company or one of its affiliates; provided, that this Agreement shall not prohibit any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at such persons; (ii) solicit any customer who currently is a customer of the Company or its affiliates for the purpose of providing, distributing or selling products or services similar to those sold or provided by the Company; or (iii) persuade or attempt to persuade any customer or supplier of the Company (or any of its affiliates) to terminate or modify such customer’s or supplier’s relationship with the Company (or any of its affiliates).

(d) Remedies. In the event of the Grantee’s breach or threatened breach of this Section 11, in addition to any other remedies, the Company shall be entitled to specific performance and/or a temporary or permanent injunction prohibiting and enjoining the Grantee from violating the covenants set forth in this Section 11. For purposes of obtaining equitable relief, such as specific performance, a temporary restraining order, or an injunction (but not any relief to the extent it would involve the payment by the Grantee of monetary damages or the loss of a benefit under this Agreement), the Company need not prove, and the Grantee acknowledges and agrees that irreparable harm or injury will have occurred as a result of any breach of the covenants set forth in this Section 11, and the Company need not provide notice or pay bond to the maximum extent permitted by law. In the event of the Grantee’s breach or threatened breach of the restrictive covenants contained in this Section 11, in addition to any other remedies available hereunder, at law or in equity, the Company shall also be entitled to recover the value of all remaining unvested RSUs, which shall be immediately forfeited by the Grantee. The Vesting Period solely for purposes of this Section 11 shall be tolled for any period of time during which the Grantee is in violation of the restrictions in Sections 11(b) and 11(c) (e.g., in no event shall this sentence otherwise cause the Vesting Date to be delayed or the Vesting Period to be extended for purposes of Section 3).

(e) Reformation. In the event that any covenant contained in this Section 11 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law, then such covenant shall be reformed to the maximum time, geographic or other limitations to the maximum extent permitted by law. The covenants contained in this Section 11 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f) State-Specific Requirements. The effectiveness of Sections 11(b) and 11(c) shall be subject to applicable state law, such that, Sections 11(b) and/or and 11(c) shall only apply to the extent permitted under applicable federal or state law (e.g., the state law, if applicable, that may apply on a mandatory basis based on where the Grantee resides).

12.
Entire Agreement; Governing Law; Venue. The Plan and this Agreement constitute the entire agreement of the Company and the Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified in a manner that adversely affects the Grantee’s interest hereunder except by means of a writing signed by the Parties or as otherwise permitted under the Plan or this Agreement. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. The Parties hereby submit to the exclusive jurisdiction of the state and federal courts in Dallas County, Texas. Each Party irrevocably waives, to the fullest extent permitted by law, any objection which either party may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Should any provision of the Plan or this Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
13.
Jury Trial Waiver. THE GRANTEE HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE COMPANY FOR BREACH OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.
14.
Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Award or this Agreement for construction or interpretation.
15.
Notice. Any notice or other communication required or permitted hereunder shall be given in writing or by such electronic means, as permitted by the Committee, and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by mail by the Company to the Grantee, on the third business day after deposit in the United States mail, postage prepaid, addressed to the Grantee at the address specified at the end of this Agreement or at such other address as the Grantee hereafter designates by written notice to the Company. By accepting this Award, the Grantee consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
16.
Recoupment. This Award (and amounts paid in respect thereof) shall be subject to the terms of any recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its subsidiaries, including pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, unless prohibited by applicable law, any Company recoupment (clawback) policy shall have no application to this Award (or amounts paid in respect thereof) following a Change in Control.
17.
Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein or pursuant to the Plan.
18.
No Employment Guaranteed. No provision of this Agreement shall confer any right upon the Grantee to continued employment or service with the Company or any subsidiary.

[Signature page follows]

EAGLE MATERIALS INC.

By:

Name:

Its:

Address:

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

GRANTEE:

Signed:	_____________________________________

Name:

Mailing Address:
Email Address(es):